POLICY INFORMATION

INSURED PERSON	[RICHARD ROE]

POLICY OWNER	[RICHARD ROE]

FACE AMOUNT OF BASE POLICY	[$100,000]

DEATH BENEFIT	[OPTION A]		SEPARATE ACCOUNT [K]

POLICY NUMBER	[XX XXX XXX]		ISSUE AGE [35]

BENEFICIARY	[MARGARET ROE]		SEX [MALE]

REGISTER DATE	[MAY 1, 2019]	RATING CLASS:	[STANDARD
NON-TOBACCO USER
WITH FLAT EXTRA]

DATE OF ISSUE	[MAY 1, 2019]

The life insurance qualification test is the [Guideline Premium Test].

The minimum base policy face amount is [$100,000].

A minimum initial premium payment of [$518.40] is due on or before delivery of the policy. Each premium payment thereafter must be at least [$50.00].

The planned periodic premium of [$500.00] is payable [quarterly].

The minimum guaranteed interest rate we credit to the portion of your Policy Account that is in our GIA is 1.5% per year.

The No Lapse Guarantee Period is [15] years from the Register Date. See the No Lapse Guarantee provision.

The No Lapse Guarantee Accumulation Rate: [None].

See Page 4 –Table of Guarantee Premiums.

The maximum age for a base policy face amount increase or a change to death benefit Option B is attained age [85] of the insured person. The maximum age may vary based on the rating class of the insured person at the time of such increase or change to Option B.

[The planned periodic premiums shown above may not be sufficient to continue the policy and life insurance coverage in force. The period for which the policy and coverage will continue in force will depend on: (1) the amount, timing and frequency of premium payments; (2) changes in the face amount and the death benefit option; (3) changes in the interest rates credited to our GIA and the investment performance of the investment funds of our SA including the VIO Holding Account; (4) the rate of return applied to any Segment Account at Segment Maturity, and any Market Value Adjustment associated with a loan, monthly deduction, or other distribution prior to Segment Maturity; (5) changes in the monthly deductions from your Policy Account for this policy and any benefits provided by riders to this policy; (6) changes in deductions from premium payments; (7) changes in the VIO Growth Cap Rates and Segment Loss Absorption Threshold Rates; and (8) loan and partial Net Cash Surrender Value withdrawal activity.]

However, this policy is guaranteed not to lapse during the No Lapse Guarantee Period, subject to the No Lapse Guarantee provision that is part of this policy. See the No Lapse Guarantee provision for further details.

ICC19-09-100-3	PAGE 3	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

INVESTMENT EXPENSE REDUCTION

[INVESTMENT EXPENSE REDUCTION

We will apply an Expense Reduction to the Investment Funds in the calculation of the daily unit values of each Investment Fund of our SA. The Expense Reduction for each Investment Fund will be determined based upon the net total annual portfolio operating expense of each Investment Fund’s corresponding portfolio, in the manner summarized in the table below. For purposes of determining the Expense Reduction for each Investment Fund, we will use the net total annual portfolio operating expense of each Investment Fund’s corresponding portfolio (1) as shown in the portfolio prospectuses dated on or about [May 1st ] of each calendar year for existing portfolios which are already effective as of that date; or (2) as shown in the initial effective portfolio prospectuses for new portfolios that become effective after that date; whichever is applicable. The minimum annual Expense Reduction for each Investment Fund is [0.15%]; however, in no event will the annual Expense Reduction for each Investment Fund exceed the net total annual portfolio operating expenses of each Investment Fund’s corresponding portfolio as of the date each unit value is calculated.

Net Total Annual Portfolio Operating Expense (before Investment Expense Reduction)	Annual Investment Expense Reduction
[[Less than [0.80%]	[Annual Investment Expense Reduction will be the amount equal to the greater of [0.15%] and any excess of the net total annual portfolio operating expense over [0.40%]. However, in no event will the annual Investment Expense Reduction exceed the net total annual portfolio operating expenses.]]

[0.80%] through [1.15%]	[Annual Investment Expense Reduction will be the amount equal to the greater of [0.15%] and any excess of the net total annual portfolio operating expense over [0.80%]].

Greater than [1.15%]	Annual Investment Expense Reduction will equal [0.15%]].

]

ICC19-09-100-3	PAGE 3.1	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS

The Additional Benefit Riders listed below are included in this policy:

Paid Up No Lapse Guarantee

If the Paid Up No Lapse Guarantee is elected, and while it remains in effect, the percentage referred to in the “Fund Allocations” provision of the endorsement shall be 25%.

ICC19-09-100-3	PAGE 3.2	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS

The Additional Benefit Riders listed below are included in this policy:

Variable Indexed Option Rider (with a -25% Segment Loss Absorption Threshold Rate)	[Separate Account [LIO]

Variable Index Benefit Charge	[.75% of the amount to be transferred from the VIO Holding Account into a new Segment on a Segment Start Date]

Segment Start Date:	[the 3rd Friday of each calendar month]

Segment Maturity Date:	[the 3rd Friday of the same calendar month as the calendar month of the Segment Start Date, in the calendar year next following the calendar year of the Segment Start Date]

Guaranteed Participation Rate:	[100%]

Guaranteed Minimum Growth Cap Rate:	[6%]

Segment Loss Absorption Threshold Rate:	[-25%]

Maximum difference between the annual interest rate we credit and the annual loan interest rate we charge on the amount of any loan deducted from a VIO Segment:	[5%]

VIO Holding Account:	[EQ/Money Market Variable Investment Option – Separate Account K]

Investment Fund if we restrict future allocations to the VIO:	[EQ/Money Market Variable Investment Option – Separate Account K]

ICC19-09-100-3	PAGE 3.3	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

ADDITIONAL BENEFIT RIDERS

HOW THE VARIABLE INDEXED OPTION RIDER

RELATES TO OTHER RIDERS OR ENDORSEMENTS ON YOUR POLICY

[PAID UP NO LAPSE GUARANTEE

If you elect the Paid Up No Lapse Guarantee, and any Segment is in effect, the Segment Value will be used in place of the Segment Account in the calculation of your Policy Account value for purposes of determining the paid-up no lapse guarantee face amount. All Segments will be terminated on the effective date of the Paid Up No Lapse Guarantee with corresponding Market Value Adjustments, and the Segment Values will be reallocated to certain available investment funds of our SA under the base policy and to the unloaned portion of our GIA as described in the Paid Up No Lapse Guarantee Endorsement.]

[LOAN EXTENSION ENDORSEMENT

If the Loan Extension Endorsement is in effect, and any Segments are in effect, the Segment Values will be used in place of the Segment Accounts in the calculation of your Net Policy Account Value in determining whether the policy will go onto loan extension. If loan extension goes into effect, any remaining Segments will be terminated on the effective date of loan extension with corresponding Market Value Adjustments, and the Segment Values will be transferred to the unloaned portion of our GIA, as described in the Loan Extension Endorsement].

[ACCELERATED DEATH BENEFIT RIDER (for terminal illness)

The third paragraph of the “Effect of Accelerated Death Benefit Payment on the Policy” provision of the Accelerated Death Benefit Rider is replaced by the following:

Additionally, if your policy is a variable life policy, the portion of the Cash Surrender Value that is equal to the specified percentage of the lien and is allocated to your values in the investment funds of the Separate Account (SA) under the base policy and the Variable Indexed Option will be transferred to and maintained as part of the unloaned portion of the Guaranteed Interest Account (GIA). You may tell us how much of the accelerated payment is to be transferred from your value in each investment fund of our SA under the base policy and your value in the Variable Indexed Option. Units will be redeemed from each investment fund of our SA under the base policy sufficient to cover the amount of the accelerated payment that is allocated to it and transferred to the unloaned portion of the GIA. Any portion of the payment allocated to the Variable Indexed Option based on your instructions will be deducted from any value in the VIO Holding Account and the individual Segments on a pro-rata basis, based on any value in the VIO Holding Account and the current Segment Value of each Segment, and transferred to the unloaned portion of the GIA. Any portion of the payment allocated to an individual Segment will cause a corresponding Segment Market Value Adjustment of the Segment Account. If you do not tell us how to allocate the payment, or if we cannot allocate it based on your directions, we will allocate it based on our rules then in effect].

ICC19-09-100-3	PAGE 3.4	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF GUARANTEE PREMIUMS

Benefits	Monthly Premium	Premium Period
No Lapse Guarantee	[$172.80	FIRST 3 YEARS
	$36.99]	NEXT [12] Years

You can, within limits, make premium payments at any time and in any amount. However, the monthly premiums shown above are used to determine whether the No Lapse Guarantee benefit is in effect as described in the “Grace Period” provision.

If the Net Policy Account Value at the termination of the No Lapse Guarantee Period shown above is not sufficient to cover total monthly deductions due at that time, this policy will terminate without value unless an additional payment is made.

ICC19-09-100-4	PAGE 4	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM DEDUCTIONS FROM PREMIUM PAYMENTS

Premium Charge:

We deduct an amount not to exceed [8%] from each premium payment.

FOR INFORMATION OR TO MAKE A COMPLAINT

ADMINISTRATIVE OFFICE:

MONY EQUITABLE LIFE INSURANCE COMPANY OF AMERICA

[LIFE OPERATIONS

8501 IBM DRIVE, SUITE 150

CHARLOTTE, NC 28262

(800) 777-6510

www.axa.com]

We will notify you of any change in our address. We will not consider any correspondence you send to us as having been received until it is recorded at our Administrative Office.

Contact for Contract State. Please use the contact information on the attached listing if you need to contact the state insurance department where your policy was purchased.

ICC19-09-100-4	PAGE 4.1	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM MONTHLY DEDUCTIONS FROM YOUR POLICY ACCOUNT

BENEFITS		PERIOD
Base Policy Cost of Insurance Charge	Maximum monthly cost of insurance rate for the base policy (see page 4.3) times thousands of base policy net amount at risk.	[86] Years

Variable Index Segment Account Charge	An amount not to exceed [0.1375%] each policy month of each Segment Account while any Segment is in effect.	All Years

Mortality and Expense Risk Charge	An amount not to exceed [0.07083%] each policy month of the amount of your Policy Account that is then allocated to the investment funds of our Separate Account, including the VIO Holding Account and VIO Segment Accounts.	All Years

Administrative Charge	Each policy month during the first policy year: an amount not to exceed [$0.14] for each $1,000 of Initial Base Policy Face Amount plus an amount not to exceed [$15.00].	1 Year

	Each policy month during the second and subsequent policy years an amount not to exceed [$0.14] for each $1,000 of initial base policy face amount plus an amount not to exceed [$10.00.]	[85] Years

	Each policy year following an approved requested face amount increase, we deduct at the beginning of each policy month a fixed amount for each $1,000 of face amount increase that exceeds the previous highest face amount. This amount is determined based on the attained age, sex, and tobacco or non-tobacco user class of the insured person on the effective date of the increase. Changes in the base policy face amount resulting from a change in death benefit option will not be considered in computing the previous highest face amount.	To attained age 121 as measured from the effective date of increase, if applicable

FLAT EXTRA CHARGE FOR BASE POLICY LIFE INSURANCE	$125.00	First 3 Years

ICC19-09-100-4	PAGE 4.2	VUL LEGACY

POLICY INFORMATION CONTINUED – POLICY NUMBER [XX XXX XXX]

TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES

PER $1,000 OF BASE POLICY NET AMOUNT AT RISK

INSURED PERSON’S ATTAINED AGE	RATE	INSURED PERSON’S ATTAINED AGE	RATE	INSURED PERSON’S ATTAINED AGE	RATE
[35	0.07500	65	0.66500	95	22.97500
36	0.08750	66	0.73667	96	25.04667
37	0.09833	67	0.81333	97	27.30667
38	0.10833	68	0.89833	98	29.83083
39	0.11417	69	0.99417	99	32.58167

40	0.11917	70	1.10750	100	35.52000
41	0.12583	71	1.24167	101	38.34167
42	0.13417	72	1.40167	102	41.25000
43	0.14167	73	1.58917	103	44.19500
44	0.14917	74	1.80333	104	47.11917

45	0.15250	75	2.04250	105	49.95833
46	0.15917	76	2.30500	106	52.64583
47	0.16417	77	2.59583	107	56.64917
48	0.17083	78	2.91750	108	61.08083
49	0.17833	79	3.28667	109	66.01917

50	0.18750	80	3.71417	110	71.55333
51	0.20167	81	4.21750	111	77.81083
52	0.21917	82	4.78417	112	83.33250
53	0.24000	83	5.44833	113	83.33250
54	0.26167	84	6.22417	114	83.33250

55	0.28333	85	7.13500	115	83.33250
56	0.30333	86	8.20000	116	83.33250
57	0.32250	87	9.44250	117	83.33250
58	0.34250	88	10.86833	118	83.33250
59	0.36583	89	12.44083	119	83.33250

60	0.39583	90	14.14833	120	83.33250
61	0.43500	91	15.93750	121 AND	00.00000]
62	0.48333	92	17.76333	ABOVE
63	0.53750	93	19.60583
64	0.59917	94	21.37083

ICC19-09-100-4	PAGE 4.3	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX

TABLE OF SURRENDER CHARGES

FOR THE INITIAL BASE POLICY FACE AMOUNT

BEGINNING OF POLICY YEAR	CHARGE	BEGINNING OF POLICY YEAR	CHARGE
[1	$1,770.01	9	$1,291.82
2	1,758.07	10	1,205.59
3	1,742.42	11	1,116.24
4	1,675.06	12	1,022.93
5	1,603.92	13	925.60
6	1,530.66	14	824.24
7	1,454.35	15	667.35
8	1,374.17	16 AND LATER]	0.00]

A surrender charge will be deducted from your Policy Account if this policy is given up for its Net Cash Surrender Value within the first [fifteen] policy years. The surrender charge in the first policy month of each policy year is shown in the table above. The surrender charge declines uniformly in equal monthly amounts within each policy year until it reaches zero in the twelfth month of policy year [fifteen].

This table assumes no face amount increases. Additional surrender charges may apply for certain face amount increases. See the “surrender charges” provision of this policy for a description of changes to surrender charges for face amount increases.

If the base policy face amount is reduced within the first [fifteen] policy years or within [fifteen] years following a face amount increase, a surrender charge will be deducted from your Policy Account.

See the “Surrender Charges” provision of this policy for a description of the surrender charge deducted for a face amount reduction.

ICC19-09-100-4	PAGE 4.4	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF PERCENTAGES

INSURED PERSON’S ATTAINED AGE	PERCENTAGE	INSURED PERSON’S ATTAINED AGE	PERCENTAGE
40 and under	250%	61	128%
41	243	62	126
42	236	63	124
43	229	64	122
44	222	65	120
45	215	66	119
46	209	67	118
47	203	68	117
48	197	69	116
49	191	70	115
50	185	71	113
51	178	72	111
52	171	73	109
53	164	74	107
54	157	75-90	105
55	150	91	104
56	146	92	103
57	142	93	102
58	138	94 and above	101
59	134
60	130

Section 7702 of the Internal Revenue Code of 1986, as amended (i.e., the “Code”), gives a definition of life insurance which limits the amounts that may be paid into a life insurance policy relative to the benefits it provides. Even if this policy states otherwise, at no time will the “future benefits” under this policy be less than an amount such that the “premiums paid” do not exceed the Code’s “guideline premium limitations.” We may adjust the amount of premium paid to meet these limitations. Also, at no time will the “death benefit” under the policy be less than the “applicable percentage” of the “cash surrender value” of the policy. The above terms are as defined in the Code. In addition, we may take certain actions, described here and elsewhere in the policy, to meet the definitions and limitations in the Code, based on our interpretation of the Code. Please see “Policy Changes —Applicable Tax Law” for more information.

ICC19-09-100-4-GPT	PAGE 4.5	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF PERCENTAGES

INSURED PERSON’S ATTAINED AGE	PERCENTAGE	INSURED PERSON’S ATTAINED AGE	PERCENTAGE	INSURED PERSON’S ATTAINED AGE	PERCENTAGE
[35	570.9%	55	290.2%	75	157.6%
36	551.2	56	280.8	76	153.7
37	532.5	57	271.7	77	149.9
38	514.6	58	263.0	78	146.3
39	497.4	59	254.5	79	142.9

40	480.9	60	246.3	80	139.7
41	464.9	61	238.5	81	136.6
42	449.4	62	230.9	82	133.7
43	434.5	63	223.7	83	131.0
44	420.1	64	216.8	84	128.4

45	406.2	65	210.2	85	126.0
46	392.8	66	203.8	86	123.8
47	379.7	67	197.7	87	121.8
48	367.1	68	191.9	88	119.9
49	354.9	69	186.3	89	118.2

50	343.1	70	180.9	90	116.7
51	331.7	71	175.8	91	115.3
52	320.7	72	170.9	92	114.0
53	310.1	73	166.3	93	112.8
54	299.9	74	161.8	94	111.6

				95	110.4
				96	109.0
				97	107.5
				98	105.7
				99	103.3

				100 AND ABOVE	101.0]

This policy is designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the Internal Revenue Code of 1986, as amended (i.e., the “Code”). Accordingly, even if this policy states otherwise, at no time will the death benefits under the policy be less than the cash surrender value of the policy, divided by the net single premium per dollar of insurance which would have to be paid at such time to fund such benefits consistent with the definition of such terms in the Code. At no time will the “death benefit” under the policy be less than the applicable percentage of the “cash surrender value” of the policy. In addition, we may take certain actions, described here and elsewhere in the policy, to meet the definitions and limitations in the Code, based on our interpretation of the Code. Please see “Policy Changes – Applicable Tax Law” for more information.

(NOTE: THIS IS THE POLICY INFORMATION PAGE THAT WILL BE GENERATED IF THE CASH VALUE ACCUMULATION TEST IS SELECTED AT ISSUE)

ICC19-09-100-4-CVAT	PAGE 4.5	VUL LEGACY

POLICY INFORMATION CONTINUED — POLICY NUMBER [XX XXX XXX]

TABLE OF FACTORS FOR PAID UP NO LAPSE GUARANTEE

INSURED PERSON’S ATTAINED AGE	FACTOR	INSURED PERSON’S ATTAINED AGE	FACTOR	INSURED PERSON’S ATTAINED AGE	FACTOR
[35	0.19307	64	0.48185	93	0.88673
36	0.19957	65	0.49616	94	0.89350
37	0.20620	66	0.51072	95	0.89987
38	0.21298	67	0.52552	96	0.90621
39	0.21993	68	0.54057	97	0.91223

40	0.22709	69	0.55586	98	0.91790
41	0.23448	70	0.57139	99	0.92315
42	0.24210	71	0.58710	100	0.92791
43	0.24994	72	0.60295	101	0.93213
44	0.25802	73	0.61887	102	0.93598

45	0.26634	74	0.63480	103	0.93947
46	0.27497	75	0.65070	104	0.94266
47	0.28388	76	0.66655	105	0.94562
48	0.29309	77	0.68233	106	0.94855
49	0.30261	78	0.69805	107	0.95180

50	0.31245	79	0.71369	108	0.95493
51	0.32260	80	0.72922	109	0.95791
52	0.33303	81	0.74456	110	0.96068
53	0.34374	82	0.75965	111	0.96308
54	0.35472	83	0.77444	112	0.96455

55	0.36597	84	0.78887	113	0.96456
56	0.37752	85	0.80284	114	0.96458
57	0.38938	86	0.81624	115	0.96463
58	0.40159	87	0.82897	116	0.96479
59	0.41417	88	0.84090	117	0.96520

60	0.42710	89	0.85191	118	0.96632
61	0.44037	90	0.86198	119	0.96937
62	0.45394	91	0.87109	120	0.97762]
63	0.46777	92	0.87930

ICC19-09-100-4	PAGE 4.6	VUL LEGACY